UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2011

Phreadz, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 28, 2011, the Board of Directors unanimously resolved to create a Code of Business Conduct and Ethics, and an Audit Committee and a Nominating and Corporate Governance Committee.  At this time our board members are, Douglas Toth, Gordon Samson and Gilbert Davilia, with Mr. Davilia being an independent director. Until such time that we add additional directors,  the entire board will comprise the Audit Committee and Nominating Committee.

Also at February 28, 2011, the Board approved the Code of Business Conduct and Ethics, and Charters for the Audit Committee and the Nominating and Corporate Governance Committee. Copies of the  Code of Business Conduct and Ethics, Audit Committee, and the Nominating and Corporate Governance Committee are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein.

Item 9.01	Exhibits.

Exhibit No.	Item

Exhibit 99.1	Code of Business Conduct and Ethics Charter
Exhibit 99.2	Audit Committee Charter
Exhibit 99.3	Nominating and Corporate Governance Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: March 26, 2011	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer